EX‑35.2

(logo) LNR

Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.         A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.         To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By:          /s/ Job Warshaw

                Job Warshaw

                President

Dated: February 23, 2015

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

COMM 2014-UBS3

COMM 2014-UBS3 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Deutsche Mortgage & Asset Receiving Corporation

c/o Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York NY 10281

Anna H Glick

Park Bridge Lender Services LLC

560 Lexington Avenue, 17th Floor

Att: {pool name} – Surveillance Manager

New York NY 10022

David Rodgers

Park Bridge Lender Services LLC

Att: {Pool Name}

560 Lexington Avenue, 17th Floor

New York NY 10022

Park Bridge Lender Services LLC

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York NY 10281

Patrick T. Quinn

U.S. Bank, National Association

190 South LaSalle Street, 7th Floor

MK-IL-SL7

Chicago IL 60603

Daniel Radick

U.S. Bank, National Association

US Bank Global Structured Finance

MK-IL-SL7R

190 S. LaSalle St., 7th Floor

Chicago IL 60603

Edward Pryzbycien

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

ATTN: {pool name}

Columbia MD 21045 1951

Corporate Trust (CMBS)